EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 31, 1997, appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 1996.





Deloitte & Touche LLP
New York, New York
June 16, 1997